Exhibit 5.1

Latham & Watkins LLP
650 Town Center Drive, 20th Floor
Costa Mesa, California 92626-1925

May 25, 2007

Neurogen Corporation
35 Northeast Industrial Road
Branford, Connecticut  06405

Re:	$100,000,000 Aggregate Offering Price of Securities of Neurogen Corporation.

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-3 filed on May 25, 2007 by Neurogen Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), you have requested our opinion with respect to the matters set forth below.

You have provided us with a draft prospectus (the “Prospectus”), which is part of the Registration Statement.  The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”).  The Prospectus as supplemented by various Prospectus Supplements will provide for the offer and sale by the Company of up to $100,000,000 aggregate offering price of (i) debt securities (the “Debt Securities”), (ii) shares of preferred stock, par value $0.025 per share (the “Preferred Stock”), (iii) shares of common stock, par value $0.025 per share (the “Common Stock”), (iv) warrants to purchase Debt Securities, Preferred Stock or Common Stock (collectively, the “Warrants”), or (v) any combination of the foregoing, plus any additional Debt Securities, Preferred Stock, Common Stock or Warrants that may be registered pursuant to any subsequent registration statements that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act (collectively, the “Securities”).  Any series of Debt Securities may be convertible and/or exchangeable for Common Stock, Preferred Stock or another series of Debt Securities.  Any series of Preferred Stock may be convertible and/or exchangeable for Common Stock or another series of Preferred Stock.

The Debt Securities may be issued pursuant to an indenture, the form of which is incorporated by reference as an exhibit to the Registration Statement by and between the Company and a trustee to be named (the “Trustee”), as the same may be amended or supplemented from time to time (the “Indenture”).  The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”), by and between the Company and a financial institution identified therein as warrant agent (each, a “Warrant Agent”).

In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities (including any necessary amendments to the Certificate of Incorporation (as defined below) to provide for a sufficient number of authorized but unissued shares).  For the purposes of this opinion, we have assumed that proper proceedings in connection with the authorization and issuance of the Securities will be timely and properly completed, in accordance with all requirements of applicable federal and New York laws and the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder (the “DGCL”), in the manner presently proposed.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.  In connection with our examination, we have been furnished with, and with your consent have relied upon, the foregoing and upon certificates and other assurances of one or more officers of the Company and others as to certain factual matters without having independently verified such factual matters.  In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

We are opining herein as to the effect on the subject transaction only of the federal securities laws of the United States, the DGCL and, with respect to the opinions set forth in paragraphs 1, 4 and 5 below, the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any other local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.           When (a) the Indenture has been duly authorized, executed and delivered by the Company, (b) the Debt Securities have been duly established in accordance with the terms of the Indenture (including, without limitation, the adoption by the Board of Directors of the Company or a duly formed committee thereof of a resolution duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (c) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws, and assuming that (i) the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (iii) the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, (iv) the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (v) at the time of issuance of such Debt Securities, the Company has a sufficient number of authorized but unissued shares of Common Stock under the Certificate of Incorporation that may be issuable upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Common Stock, the Debt Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.           When (a) a series of Preferred Stock has been duly established in accordance with the terms of the Certificate of Incorporation and applicable law, and upon adoption by the Board of Directors of the Company or a duly formed committee thereof of a resolution with respect to the issuance and sale of the Preferred Stock in form and content as required by applicable law and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof for shares of Preferred Stock in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and (b) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws, and assuming that (i) the terms of such shares as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) at the time of issuance of such shares, the Company has a sufficient number of authorized but unissued shares under the Certificate of Incorporation, (iii) such shares as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (iv) such shares as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (v) such shares are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), such shares of Preferred Stock (including any Preferred Stock duly issued (1) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into another series of Preferred Stock, (2) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Preferred Stock or (3) upon the exercise of Warrants that are exercisable for Preferred Stock) will be validly issued, fully paid and nonassessable.

3.           When (a) the Board of Directors of the Company or a duly formed committee thereof adopts a resolution in form and content as required by applicable law and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof for shares of Common Stock in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and (b) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws, and assuming that (i) the terms of such shares of Common Stock are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) at the time of issuance of such shares of Common Stock, the Company has a sufficient number of authorized but unissued shares of Common Stock under the Certificate of Incorporation, (iii) such shares of Common Stock as issued and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (iv) such shares of Common Stock comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (v) such shares of Common Stock are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), such shares of Common Stock (including any Common Stock duly issued (1) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Common Stock, (2) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock or (3) upon the exercise of Warrants that are exercisable for Common Stock) will be validly issued, fully paid and nonassessable.

4.           When (a) the applicable Warrant Agreement has been duly authorized, executed and delivered by the Company, (b) the applicable Warrants have been duly established in accordance with the terms of the Warrant Agreement and applicable law, and upon adoption by the Board of Directors of the Company or a duly formed committee thereof of a resolution in form and content required by applicable law and upon issuance and delivery of and payment for such Warrants in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, (c) the Warrants have been duly executed in accordance with the Warrant Agreement relating to such Warrants, and (d) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws, and assuming that (i) the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) the Warrant Agreement and the Warrants as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (iii) the Warrant Agreement and the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, (iv) the Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (v) at the time of issuance of such Warrants, the Company has a sufficient number of authorized but unissued shares of Common Stock under the Certificate of Incorporation that may be issuable upon the exercise of Warrants that are exercisable for Common Stock, the Warrants will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.           When (a) the Indenture has been duly authorized, executed and delivered by the Company, (b) the Debt Securities have been duly executed and delivered by all parties thereto, and (c) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws, and assuming that (i) the provisions of the Indenture are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) the Indenture does not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (iii) the Indenture complies with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iv) the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Indenture will constitute the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

The opinions set forth above are further subject to the following exceptions, limitations and qualifications: (i) the effects of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effects of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification, exculpation of or contribution to a party with respect to a liability where such indemnification, exculpation or contribution is contrary to public policy; and (iv) we express no opinion with respect to (a) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief; (b) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, including the waiver of rights or defenses contained in Section 4.4 of the Indenture; (c) waivers of broadly or vaguely stated rights; (d) covenants not to compete; (e) provisions for exclusivity, election or cumulation of rights or remedies; (f) provisions authorizing or validating conclusive or discretionary determinations; (g) grants of setoff rights; (h) provisions to the effect that the guarantor is liable as a primary obligor, and not as surety; (i) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (j) proxies, powers and trusts; (k) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (l) any provision permitting, upon acceleration of the Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; (m) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; and (n) the severability, if invalid, of provisions to the foregoing effect.

The opinions expressed herein do not include (i) any opinion with respect to the creation, validity, perfection or priority of any security interest or lien, or (ii) any opinion with respect to compliance with laws relating to permissible rates of interest.

We have not been requested to express and, with your consent, do not render any opinion as to the applicability to the obligations of the Company under the Indenture or the Debt Securities of Sections 547 and 548 of the United States Bankruptcy Code or applicable state law (including, without limitation, Article 10 of the New York Debtor and Creditor Law) relating to preferences and fraudulent transfers and obligations.  We also express no opinion herein as to tax laws, antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws and compliance with fiduciary duty requirements (without limiting other laws excluded by customary practice).

To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we assume for purposes of paragraphs 1 and 5 of this opinion (i) that the Trustee will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) that the Trustee will be duly qualified to engage in the activities contemplated by the Indenture; (iii) that the Indenture will be duly authorized, executed and delivered by, and will constitute the legally valid and binding obligation of, the Trustee, enforceable against the Trustee in accordance with its terms; (iv) that the Trustee will be in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; (v) that the Trustee will have the requisite organizational and legal power and authority to perform its obligations under the Indenture; and (vi) that the status of the Debt Securities and the Indenture as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities, provided that we make no such assumptions to the extent we have opined as to such matters with respect to the Company herein.

To the extent that the obligations of the Company under each Warrant Agreement and Warrant may be dependent upon such matters, we assume for purposes of paragraph 4 of this opinion (i) that the Warrant Agreement will be governed by New York law; (ii) that the Warrant Agent will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (iii) that the Warrant Agent will be duly qualified to engage in the activities contemplated by the Warrant Agreement; (iv) that the Warrant Agreement will be duly authorized, executed and delivered by the Warrant Agent and will constitute the legal, valid and binding obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms; (v) that the Warrant Agent will be in compliance, generally and with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; (vi) that the Warrant Agent will have the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement; and (vii) that the status of the Warrant Agreement and Warrant as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities, provided that we make no such assumptions to the extent we have opined as to such matters with respect to the Company herein.

This opinion is for your benefit in connection with the Registration Statement, and may be relied upon by you and by persons entitled by law to rely upon it pursuant to the applicable provisions of federal securities laws.  We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.”  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.  In addition, we give such consent on the condition and understanding that (i) this letter speaks only as of the date hereof and (ii) we have no responsibility or obligation to update this letter, to consider its applicability or correctness to other than its addressee, or to take into account changes in law, facts or any other developments of which we may later become aware.

Very truly yours,
                                                        /s/ Latham & Watkins